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                                                                    EXHIBIT 99.1


[O'CHARLEY'S INC. LOGO]                       [FORBES BEST SMALL COMPANIES LOGO]
NEWS RELEASE



CONTACT:
INVESTMENT COMMUNITY:                           MEDIA:
A. Chad Fitzhugh                                Meg Bayless
Chief Financial Officer                         Communications Manager
(615) 782-8818                                  (615) 782-8940

               O'CHARLEY'S TO ACQUIRE NINETY NINE RESTAURANT & PUB

ACQUISITION HIGHLIGHTS
-  50-YEAR HISTORY IN NEW ENGLAND
-  MANAGEMENT TEAM TO REMAIN INTACT
-  OPERATES COMMISSARY SIMILAR TO O'CHARLEY'S
-  74 STORES IN SIX STATES, $190 MILLION IN REVENUES
-  TOTAL CONSIDERATION VALUED AT $160 MILLION
-  STRONG UNIT-LEVEL ECONOMICS

NASHVILLE, Tenn. (October 28, 2002) -- O'Charley's Inc. (Nasdaq/NM: CHUX), a leading casual dining restaurant company in the Southeast and Midwest, today announced that it has signed a definitive agreement to acquire Ninety Nine Restaurant & Pub (Ninety Nine) for total consideration valued at approximately $160 million. Family owned and operated since 1952, Woburn, Massachusetts-based Ninety Nine is a New England leader in casual dining with 74 locations in Massachusetts, New Hampshire, Rhode Island, Maine, Vermont and Connecticut. Ninety Nine generated revenues of $190 million and pro forma EBITDA of approximately $26 million for its fiscal year ended June 30, 2002.

         Under terms of the agreement, O'Charley's will acquire Ninety Nine for $120 million in cash and approximately 2.35 million shares of O'Charley's common stock. The cash portion of the purchase price will be funded with additional debt facilities. The Company has received a commitment for this financing from Wachovia Bank, N.A. Of the stock portion, approximately 941,000 shares will be delivered at closing, with the remaining shares delivered over a five-year period following closing. The acquisition is subject to usual and customary closing conditions and is expected to close in the first quarter of 2003. O'Charley's was advised in this transaction by Morgan Joseph & Co. Inc. and Wachovia Securities, Inc. Ninety Nine Restaurant & Pub was advised by Raymond James & Associates, Inc.

         Commenting on the announcement, Gregory L. Burns, chairman and chief executive officer of O'Charley's, stated, "This is an exciting time in the evolution and growth of our company. The acquisition of Ninety Nine Restaurants accelerates our entry into New England by several years with an experienced management team that will remain intact, exceptionally low management and hourly turnover, a proven, dominant concept that was the first of its kind in New England, growth opportunities for the next five years in its existing and new markets, and an operating philosophy remarkably similar to O'Charley's that includes a commissary to ensure quality and consistency and a commitment that 'We Treat People Right'. Assuming a closing at the beginning of the first quarter of 2003, the acquisition is expected to be


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            3038 SIDCO DRIVE - NASHVILLE, TN 37204 - (615) 256-8500

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CHUX Acquires Ninety Nine Restaurant
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October 28, 2002


accretive up to $0.10 per diluted share in 2003. We believe the addition of the Ninety Nine concept will represent an exceptional return on investment for our shareholders and has additional upside through synergies expected from commissary operations, purchasing and support services.

         "We believe multi-concept companies are the future of the restaurant industry, and we have previously indicated our willingness to look at the right opportunity if it became available. Ninety Nine Restaurants is a perfect match for us and fits nicely with our overall strategic plans for O'Charley's Inc. The Ninety Nine concept has a very profitable store model requiring low initial investment with average annual unit sales of approximately $2.7 million. We plan to continue to operate O'Charley's, Ninety Nine and Stoney River as stand-alone concepts within O'Charley's Inc. while providing strategic oversight and support."

         Steven J. Hislop, president and chief operating officer of O'Charley's, added, "The Doe brothers have grown up working in Ninety Nine and, after taking over day-to-day operations 10 years ago, have grown the company from 26 locations to 74 locations today. As evidenced by the growth in the store base and profitability as well as their tremendous employee retention, they have been very successful in extending Ninety Nine's market leadership into new markets while maintaining the unique culture of Ninety Nine and its reputation as a nostalgic New England restaurant. The operations and executive team support members average over 17 years of experience with Ninety Nine and have been a tremendous asset to this company. We are pleased that the entire senior management team intends to remain with Ninety Nine."

Ninety Nine Restaurant Concept

         Founded by Charlie Doe and operated since 1993 by his sons, Chad, president, William, executive vice president of purchasing, and Dana, executive vice president of planning, Ninety Nine has earned a strong reputation for providing great food at great prices in a comfortable, relaxed atmosphere. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts, all served in generous portions. A leader in the casual dining sector with approximately 49% turnover throughout the entire company, Ninety Nine has successfully built on its reputation as one of the first casual restaurants in New England by attracting loyal customers and employees through its commitment, "We Treat People Right." Signature elements of the Ninety Nine prototype restaurant include an open view kitchen, booth seating throughout, walls covered with historical local community memorabilia and a self-enclosed, centrally located rectangle bar. The restaurant's interior features slate floors, low ceilings and natural woods, designed to create a cozy, friendly and warm atmosphere. With restaurants averaging 5,500 square feet and seating for 170, Ninety Nine has been successful in expanding through new prototype locations as well as through remodeling both traditional and non-traditional restaurant locations.

         Ninety Nine operates a 20,000-square-foot commissary and purchasing operation located at its Woburn headquarters. The commissary has an expansive kitchen and food prep area, purchases all of its meats and poultry directly from manufacturers and like O'Charley's operates a USDA-inspected meat facility. The meat cutters and staff at the commissary prepare all of the meats, signature soups, sauces and marinades, which are distributed directly to Ninety Nine Restaurant locations with their refrigerated trucks. Similar to what O'Charley's has done since its inception, Ninety Nine's commissary ensures that



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CHUX Acquires Ninety Nine Restaurant
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October 28, 2002

each restaurant receives the highest quality products on a consistent basis, leaving the store managers to focus their resources on providing the best dining experience for their customers.

Investor Conference Call and Web Simulcast

         O'Charley's will discuss its acquisition of Ninety Nine on its third quarter earnings release conference call on October 29, 2002, at 10:00 a.m. EST. The number to call for this interactive teleconference is (913) 981-5509. A replay of the conference call will be available until November 1, 2002, by dialing (719) 457-0820 and entering the passcode, 437819.

         The Company will also provide an on-line Web simulcast and rebroadcast of the conference call. The live broadcast of O'Charley's quarterly conference call will be available on-line at the Company's Website at www.ocharleys.com, as well as www.streetevents.com, www.companyboardroom.com and www.vcall.com, on October 29, 2002, beginning at 10:00 a.m. EST. The on-line replay will follow shortly after the call and continue until November 12, 2002.

         O'Charley's Inc. operates 180 casual-dining, full-service restaurants in 14 states in the Southeast and Midwest. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged steaks, fresh seafood, chicken that is always fresh and never frozen, popular homemade yeast rolls, a variety of fresh-cut salads with special-recipe salad dressings and their signature caramel pie. In addition, the Company currently operates five Stoney River Legendary Steaks restaurants with two locations in Atlanta, Georgia, two locations in Chicago, Illinois, and one location in Louisville, Kentucky.

         This press release and statements made by or on behalf of the Company relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by certain risks and uncertainties, including, but not limited to, the Company's ability to complete and successfully integrate the Ninety Nine Restaurant & Pub acquisition; the Company's ability to locate acceptable restaurant sites, open new restaurants, and operate such restaurants profitably; the Company's ability to implement successfully its franchising program; the Company's ability to hire, train, and retain skilled management and other personnel; the Company's ability to obtain adequate financing on acceptable terms; changes in consumer tastes, demographic trends, and national, regional and local economic conditions; changes in costs relating to food, commodities, labor, employee benefits and similar items; and the other risks described in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2001, under the caption "Forward-looking Statements/Risk Factors" and in the Company's other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives and plans will be achieved and the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


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